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                                  CLAREMONT TECHNOLOGY GROUP, INC.
                                          AND SUBSIDIARIES
                                CALCULATIONS OF NET INCOME PER SHARE
                              (In thousands, except per share amounts)


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                             1997                               1996                               1995
                             ------------------------------     ------------------------------     ------------------------------
                             Primary        Fully Diluted       Primary        Fully Diluted       Primary        Fully Diluted
                             ------------------------------     ------------------------------     ------------------------------

 Weighted Average Shares
 Outstanding for the Period          7,578            7,578             4,597            4,597             4,117            4,117

 Dilutive Common Stock
 Options Using the Treasury
 Stock Method                        2,183            2,178             2,549            2,432             2,736            2,736

 Shares added pursuant to
 SAB 83                                 --               --               466              466               466              466
                              ------------------------------     ------------------------------     ------------------------------
 Total Shares Used for Per
 Share Calculations                  9,761            9,756             7,612            7,495             7,319            7,319
                              ------------------------------     ------------------------------     ------------------------------
                              ------------------------------     ------------------------------     ------------------------------

 Net Income                       $  4,246         $  4,246          $  3,023         $  3,023          $  2,147         $  2,147

 Adjustment to Income to
 Give Effect for 20% Treasury
 Stock Limitation                       --               --                47               36               103              103
                              ------------------------------     ------------------------------     ------------------------------

 Net Income as Adjusted           $  4,246         $  4,246          $  3,070         $  3,059          $  2,250         $  2,250
                              ------------------------------     ------------------------------     ------------------------------
                              ------------------------------     ------------------------------     ------------------------------
 Net Income Per Share              $  0.44          $  0.44           $  0.40          $  0.41           $  0.31          $  0.31
                              ------------------------------     ------------------------------     ------------------------------
                              ------------------------------     ------------------------------     ------------------------------

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